Exhibit 10.3

ASSUMPTION, AFFIRMATION AND AMENDMENT TO LEASE

THIS ASSUMPTION, AFFIRMATION AND AMENDMENT TO LEASE (the “Agreement”) is entered into as of the 26th day of March, 2001 by and between La Jolla Investors, a general partnership, as to an undivided 50% interest and Larry Tucker as Trustee of Larry Tucker Separate Property Trust dated September 17, 1987 as to an undivided 50% interest (together, “Landlord”) and 1st Pacific Bank of California, a California Corporation (the “Bank”).

RECITALS

A. Landlord is the owner of certain real property located in the City of San Diego commonly known as 7728 Regents Road in the La Jolla Colony Plaza shopping center located at the northwest corner of Regents Road and Arriba Street and more particularly described as Parcel 5 of Parcel Map 13620 recorded December 27, 1984 as file # 84-480860 in the official records of San Diego County, California (the “Property”).

B. The Property has been improved with a retail shop building which among other things includes 3,000 square feet of space presently occupied by the Bank (the “Original Premises”), as well as an adjoining 920 square feet space to the west of the Original Premises (the “Adjoining Space”).

C. Landlord’s predecessor and the predecessor of Washington Mutual Bank FA (“Tenant”) entered into a Lease Agreement dated as of February 10, 1987 for the Original Premises which lease was amended by Amendment No. 1 dated December 18, 1995

(collectively, the “Lease”).

D. The Bank occupies the Original Premises pursuant to a sublease dated as of December 30, 1999 between Tenant and the Bank (which at that time was a proposed organization) and La Jolla Association (the “Sublease”).

E. The Sublease expires on December 31, 2002 and the Bank desires to have all the rights and obligations of the Tenant under the Lease remain in effect through and including December 31, 2007, with the additional right to extend such rights and obligations for an additional five (5) years through and including December 31, 2012, as if the Bank were the Tenant under the Lease.

F. Landlord has informed the Bank that Landlord does not intend to extend the lease of the existing lessee of the Adjoining Space and the Bank has expressed a desire to lease the Adjoining Space as well. Landlord is willing to lease the Adjoining Space to the Bank provided that the Bank (i) leases both the Original Premises and the Adjoining Space pursuant to the terms of the Lease from January 1, 2003 through December 31, 2007 and (ii) enters into a lease for the Adjoining Space for the period of time commencing August 1, 2001 through December 31, 2002, in form attached hereto as Exhibit A and by this reference incorporated herein, concurrently with the execution hereof.

G. The duties of Landlord hereunder are expressly conditioned upon the Bank obtaining the written agreement from Tenant not to exercise its options under the Lease, since Landlord does not want to be in the position of leasing the Original Premises to two tenants for the same period of time.

Now therefore in consideration of these Recitals and the conditions and covenants hereinafter contained it is agreed as follows:

1. Effective with and from and after January 1, 2003, the Bank assumes the Lease and agrees to act as tenant thereunder, affirms all the terms and conditions of the Lease and hereby exercises the option to extend the term of Lease through and including December 31, 2007.

2. The Bank agrees that effective January 1, 2003, the term “Premises” as defined in the Lease shall be expanded to include the Adjoining Space and that the rent rate per square foot of the Original Premises under the Lease as of December 31, 2002 shall be used as the rent rate for the Premises including the Adjoining Space on January 1, 2003. That rent rate shall be adjusted on July 1, 2003 and each July 1 thereafter during the remainder of the term of the Lease as provided in the Lease.

3. A lease between Landlord and the Bank for the Adjoining Space shall be entered into concurrently with this Agreement in the form of Exhibit A attached hereto.

4. Nothing herein shall be construed to amend or affect the Sublease or the rights and duties of the Bank under the Sublease through and including December 31, 2002.

5. Each party hereto warrants to the other that it has used no real estate broker in connection with the transaction set forth herein.

THE PARTIES HAVE EXECUTED THIS AGREEMENT at San Diego, California.

LANDLORD:

LA JOLLA INVESTORS, a California General Partnership

By:	/s/ Steven Park Grant
Steven Park Grant, as Trustee of the Grant Family Trust of 1991, General Partner

/s/ Larry Tucker
Larry Tucker, as Trustee of the Larry Tucker Separate Property Trust dated September 17, 1987,

The Bank:

1st Pacific Bank of California, a California Corporation

By:	/s/ Robert B. Hildt
Robert B. Hildt

Its President